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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 12, 1999
                        (Date of earliest event reported)

                             THE CERPLEX GROUP, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                         1-8456              75-1539534
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(State or other jurisdiction        (Commission File         (I.R.S. Employer
of incorporation)                    Number)                 Identification No.)


             111 Pacific Avenue Suite 300, Irvine, California 92618
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (949) 754-5300
                       ----------------------------------


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Item 5.    Other Events.
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           Liquidation of Cerplex S.A.S.
           -----------------------------

           On July 20, 1999, the Commercial Court of Lille, acting at the request of Cerplex S.A.S., declared the company insolvent as of July 15, 1999, and opened bankruptcy proceedings with respect to Cerplex S.A.S. A judicial administrator was appointed by the Court to assist the management of the company in all its activities pending the Court's decision on the development of the proceedings. The terms of assignment of the judicial administrator included reviewing the company's condition and prospects and issuing a recommendation on whether the company could be turned around or should be liquidated.

           On October 12, 1999, the Commercial Court, acting upon the recommendation of the judicial administrator, ordered the liquidation of the company. As a consequence of this order, the company discontinued its operations, and the liquidator is expected to lay-off substantially all employees over the coming weeks. The liquidator will be in charge of selling the company's assets and paying off all the company's debts. As the result of the cost of laying-off all employees, the company's liabilities may exceed the value of its assets. There can be no assurance that The Cerplex Group, Inc. will receive any liquidation proceeds, or that The Cerplex Group, Inc. will not have to write off its investment in Cerplex S.A.S.




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                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             THE CERPLEX GROUP, INC.
                             (Registrant)


                             By:  /S/ Richard Alston
                                -----------------------------------------------
                                 Name: Richard Alston
                                 Title: President and Chief Operating Officer



Date:  December 1, 1999